PRESS RELEASE: July 15, 2013


Power REIT Announces Closing of Second Solar Transaction


OLD BETHPAGE, NY: July 15, 2013. On July 12, 2013, Power REIT (NYSE
MKT: PW) closed on the previously announced acquisition of approximately 100 acres of land that supports over 20MW of utility scale solar projects located near Fresno, California. The solar projects benefit from long-term power purchase agreements with either Southern California Edison (SCE) or Pacific Gas & Electric (PG&E).

The total acquisition price was approximately $1.6 million, including transaction costs. The acquired land is leased pursuant to twenty-five (25) year lease agreements with total lease payments of $157,500 per annum commencing upon achieving commercial operation of the solar projects. The solar projects are currently in construction and are expected to commence operation in early 2014. The transaction was structured to provide for monthly interim lease payments commencing October 1, 2013 until the projects achieve commercial operation. The leases provide two extension options to the lessee at fair market rental rates that, if exercised, would take the leases through 2048.

The transaction was financed by acquisition bridge financing provided by Hudson Bay Partners, LP, ("HBP") an affiliate of our Chairman and
CEO.    The company intends to refinance the bridge financing with permanent debt and equity financing. As previously announced, the company recently refinanced a previous acquisition bridge financing from HBP related to its 2012 acquisition of a solar power property in Massachusetts with long term debt from a regional bank.

David Lesser, Chairman & CEO commented, "we expect to generate equity yields in the mid to high-teens upon securing permanent financing for this new acquisition. We project the transaction will be accretive to earnings beginning in 2014. This acquisition advances a number of our business objectives, including demonstrating our ability to invest in late stage development and in-construction transactions and establishing a presence for us in California, the most active solar market in the U.S."


About Power REIT

Power REIT is a real estate investment trust focused on the acquisition of real estate related to infrastructure assets, with a core focus on renewable energy assets. Power REIT is actively seeking to expand its real estate portfolio within the renewable energy sector and is pursuing investment opportunities within solar, wind, hydroelectric, geothermal, transmission and other infrastructure projects that qualify for REIT ownership. For more information on Power REIT, please visit our website at: http://www.pwreit.com/.


Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "would," "should," "project," "plan," "assume" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this press release regarding Power REIT's future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of Power REIT's industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. Over time, Power REIT's actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by Power REIT's forward-looking statements, and such differences may be significant and materially adverse to Power REIT's security holders.

All forward-looking statements reflect Power REIT's good-faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Power REIT disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of factors that could cause Power REIT's future results or financial condition to differ materially from any forward-looking statements, see the sections entitled "Risk Factors" in Power REIT's registration statements and quarterly and annual reports as filed by Power REIT from time to time with the Securities and Exchange Commission.


Investor Relations

Please contact Power REIT for further information or for business opportunities:

Power REIT
301 Winding Road
Old Bethpage, NY 11804
212-750-0373
ir@pwreit.com
http://www.pwreit.com/